                             [FORM OF FACE OF NOTE]

                        AIR PRODUCTS AND CHEMICALS, INC.
                           MEDIUM-TERM NOTE, SERIES F
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                         (FIXED RATE CURRENCY INDEXED)

Registered                                                          Face Amount

No. FXCI-                                                           CUSIP
Global Note:         Yes         No
              -----       -----
Depositary:

         [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

         IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price:                                                Initial Accrual Period OID:

Interest Rate:                                              Specified Currency:

Interest Payment Dates:                                         U.S. Dollars [  ]

Original Issue Date:                                            Other:
                                                                       --------------------

Maturity Date:                                              U.S. Dollar Payments Option:

Repayment Date(s):                                          Indexed Currency:

Initial Redemption Date:                                    Face Amount:

Determination Agent:                                        Base Exchange Rate:

Repayment Option Period(s):                                 Base Interest Rate:

Total Amount of OID:                                        Reference Dealers:

Yield to Maturity:                                          Other Provisions:

Record Dates:

         If applicable as described above, the Optional Redemption Price initially shall be _______% of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by _______% of the principal amount to be redeemed until the Optional Redemption Price is 100% of such principal amount, together with interest thereon to the date fixed for redemption.

         AIR PRODUCTS AND CHEMICALS, INC., a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to




, or registered assigns, the principal sum of


(the "Face Amount") plus or minus an amount as determined in accordance with the terms hereof on the Maturity Date specified above or upon earlier redemption or repayment at the Corporate Trust office of the Trustee in the Borough of Manhattan, The City of New York, State of New York, or such other locations as may be provided for pursuant to the Indenture referred to on the reverse hereof, in such coin, currency or currency unit specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semiannually on each Interest Payment Date in each year and on the Maturity Date or upon earlier redemption or repayment, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above upon the Face Amount at the Interest Rate or, if a Base Interest Rate is specified above, at the Base Interest Rate multiplied by an amount as determined in accordance with the terms hereof from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof becomes due and payable; provided, however, that any payment of principal or interest to be made on an Interest Payment Date, on the Maturity Date, on a date fixed for redemption or on a Repayment Date which is not a Business Day shall be made on the next succeeding Business Day (as hereinafter defined) with the same force and effect as if made on the Interest Payment Date, on the date fixed for redemption or on the Repayment Date, as the case may be, and no additional interest shall accrue as a result of such delayed payment. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, or if this Note is denominated in a Specified Currency other than U.S. Dollars,

                     -----------------------------------------------------------
                     Principal Financial Center of Country of Specified Currency

or, if this Note is denominated in European Currency Units, Brussels, Belgium. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date and interest payable on the Maturity Date or upon earlier redemption or repayment will be payable to the person to whom principal is payable, except that, if this Note is issued between a Record Date and the initial Interest Payment Date relating to such Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid to the person to whom this Note shall have been originally issued. The principal amount payable at the Maturity Date or upon earlier redemption or repayment will be determined by the rate of exchange between the Specified Currency and the Indexed Currency. The holder of this Note will be entitled to receive principal in an amount exceeding the amount designated as the Face Amount, if, at the Maturity Date or upon earlier redemption or repayment, the rate at which the Specified Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated above as the Base Exchange Rate expressed in units of the Indexed Currency per one unit of the Specified Currency, and will be entitled to receive principal in an amount less than the Face Amount if, at the Maturity Date or upon earlier redemption or repayment, the rate at which the Specified Currency can be exchanged for the Indexed Currency is less than the Base Exchange Rate. If a Base Interest Rate is specified above, the interest payable on each Interest Payment Date will be determined by the Base Interest Rate and the rate of exchange between the Specified Currency and the Indexed Currency. The holder of this Note will be entitled to receive an interest payment exceeding the amount based on the Face Amount and the Interest Rate if, on an Interest Payment Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated above as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Specified Currency, and will be entitled to receive an interest payment below the amount based on the Face Amount and the Interest Rate if, on an Interest Payment Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency is less than the Base Exchange Rate. Payment of principal and interest on this Note will be made, if at maturity or upon earlier redemption, than on the Maturity Date or the date fixed for redemption, as applicable, upon surrender of this Note at the Corporate Trust Office of the Trustee in The City of New York, and if upon repayment prior to maturity, than on the applicable Repayment Date, provided that the holder shall have complied with the requirements for repayment set forth on the reverse hereof. All such payments shall be made in immediately available funds, provided that this Note is presented to the Corporate Trust Office of the Trustee in The City of New York in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Any such payments made in a Specified Currency other than U.S. Dollars shall be made by wire transfer to an account maintained by the holder, as designated by the holder by written notice to the Trustee at least 15 calendar days prior to the date fixed for payment, with a bank located in the country of the Specified Currency. Payment of interest on this Note (other than interest paid on the Maturity Date or upon earlier redemption or repayment) will be made by check (from an account at a bank outside of the United States if such check is payable in a Specified Currency other than U.S. Dollars) mailed to the address of the person entitled thereto appearing on the register for the Notes on the applicable Record Date. At the option of the Issuer or a holder of Notes (as defined on the reverse hereof) in an aggregate principal amount exceeding $5 million or the equivalent in a Specified Currency, payment of interest on this Note (other than interest paid on the Maturity Date or upon earlier redemption or repayment) will be made by wire transfer to an account maintained by such holder with a bank located in the United States for a payment in U.S. Dollars or with a bank located in the country of the Specified Currency for other payments, provided that any such holder selecting such option shall have designated such account by written notice to the Trustee no later than the Record Date preceding the applicable Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture referred to on the reverse hereof.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

                  AGENCY FOR TRANSFER, EXCHANGE AND PAYMENT:
                           FIRST UNION NATIONAL BANK

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused its corporate seal to be affixed hereunto or imprinted hereon by facsimile.

Dated:                                 AIR PRODUCTS AND CHEMICALS, INC.
       ------------

                                       By:
                                           -------------------------------------
                                                           Chairman of the Board


                                       Attest:
                                               ---------------------------------
(CORPORATE SEAL)                                    Vice President and Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture

FIRST UNION NATIONAL BANK,
as Trustee


By:
    --------------------

Authorized Officer


                           [FORM OF REVERSE OF NOTE]

                        AIR PRODUCTS AND CHEMICALS, INC.

         This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of January 10, 1995 (the "Indenture"), duly executed and delivered by the Issuer to First Union National Bank (formerly, First Fidelity Bank, National Association), as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Securities). The Securities may be issued in one or more series, which different series (and which securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking fund or analogous provisions (if any), may be subject to different Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as "Medium-Term Notes, Series F, Due from 9 Months to 30 Years from Date of Issue" (the "Notes") of the Issuer, limited in aggregate principal amount to U.S. $500,000,000, or the equivalent thereof in the Specified Currency or Currencies.

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series: provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 5.2 of the Indenture, or impair or affect the right of any Securityholder to institute suit for the payment thereof or the right of repayment, if any, at the option of the Securityholder without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holder of each Security so affected. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin, currency or currency unit herein prescribed unless in accordance with Section 10.1(c) or Section 10.2 of the Indenture the Issuer shall have irrevocably deposited or caused to be deposited in trust with the Trustee funds in cash and/or U.S. Government Obligations and/or Foreign Government Securities (each as defined in the Indenture) as will be sufficient to pay interest due or to become due on the Notes to, and to pay the principal and any premium due on the Notes upon, the Maturity Date or upon earlier redemption or repayment.

         The Issuer shall be deemed to have paid the principal of, premium, if any, and interest on the Notes when the same shall have become due and payable if in accordance with Section 10.1(c) or Section 10.2(A) the Issuer shall have irrevocably deposited or caused to be deposited in trust with the Trustee funds in cash and/or U.S. Government Obligations and/or Foreign Government Securities (each as defined in the Indenture) as will be sufficient to pay interest due or to become due on the Notes to, and to pay the principal and any premium due on the Notes upon, the Maturity Date or upon earlier redemption or repayment the outstanding Notes.

         The Notes are issuable in fully registered form without coupons in the minimum denominations of U.S. $100,000 or the equivalent thereof in the Specified Currency, and in integral multiples of U.S. $1,000 in excess thereof or 10,000 units of the Specified Currency.

         If an Initial Redemption Date is specified on the face hereof, this Note may be redeemed at the option of the Issuer, as a whole or from time to time in part, on any date on or after such Initial Redemption Date and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of the Notes to be redeemed at their last registered addresses, all as further provided in the Indenture, at the Optional Redemption Prices, if any, specified on the face hereof (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption.

         If a Repayment Date is specified or Repayment Dates are specified on the face hereof, this Note will be repayable at the option of the holder, in whole or from time to time in part, on such Repayment Date or Repayment Dates at 100% of the portion of the principal amount to be repaid, together with interest accrued on such portion to the Repayment Date on which repayment is sought. In order for this Note to be repaid, the Issuer must receive at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, during the period from and including the first day of the Repayment Option Period for the applicable Repayment Date to and including the close of business on the last day of such Repayment Option Period (or if such day is not a business day, the next succeeding business day): (i) this Note with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, dated no later than the last day of such Repayment Option Period (or if such day is not a business day, the next succeeding business day) setting forth the name of the holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, a statement that the option to elect repayment in being exercised thereby and a guarantee that the Note to be repaid in whole or in part (with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed) will be received at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, no later the five business days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received at the Corporate Trust Office in the Borough of Manhattan, The City of New York, by such fifth business day. Effective exercise of any repayment option by the holder of any Note shall be irrevocable. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, such portion of the Note to be repaid) will be permitted after exercise of a repayment option. A repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note, provided that the principal amount which is to be repaid is equal to $1,000 or any integral multiple thereof for Notes denominated in U.S Dollars or 10,000 units of the Specified Currency or any integral multiple thereof for Notes denominated in a Specified Currency other than U.S. Dollars. All question as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Issuer, whose determination will be final, binding and non-appealable. For purposes of this provision, "business day" means any day other than Saturday and Sunday or a legal holiday or any day on which banking institutions in New York, New York are authorized or required by law or regulation to close.

         Upon due presentment for registration of transfer of this Note at the Corporate Trust Office of the Trustee or at such other office or agency as is designated by the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith; provided, however, that if this Note is a Global Note (as specified on the face hereof), this Note is exchangeable only if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statutes or regulations, and the Issuer does not appoint a successor Depositary within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, or (y) the Issuer in its sole discretion determines that this Note shall be exchanged for certified Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged.

         Unless otherwise specified on the face hereof, principal of this Note will be payable by the Issuer in the Specified Currency (except as set forth herein) at the Maturity Date in an amount equal to the Face Amount plus or minus an amount determined by the Determination Agent by reference to the difference between the Base Exchange Rate and the rate at which the Specified Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day (the "Determination Date") prior to the Maturity Date by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency obtained by the Determination Agent from the Reference Dealers in The City of New York at 11:00 a.m., New York City time, on the Determination Date, for an amount of the Indexed Currency equal to the Face Amount multiplied by the Base Exchange rate, for settlement on the Maturity Date (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of Specified Currency, is hereafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Issuer or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. If any of the Reference Dealers shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York as shall be selected by the Issuer, in consultation with the Determination Agent, shall act as Reference Dealer or Reference Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of this Note payable at the Maturity Date shall be final and binding on the Issuer and the holder of this Note.

         Unless otherwise specified on the face hereof, the formulae to be used by the Determination Agent to determine the principal amount payable at the Maturity Date will be as follows: If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount payable at the Maturity Date shall equal:

       Face Amount +  (Face Amount   x    Spot Rate - Base Exchange Rate)
                                          ------------------------------
                                                     Spot Rate.

If the Base Exchange Rate exceeds the Spot Rate, the principal amount payable at the Maturity Date (which shall, in no event, be less than zero) shall equal:

      Face Amount  -  (Face Amount   x    Base Exchange Rate - Spot Rate)
                                          ------------------------------
                                                     Spot Rate.

If the formulae set forth above are applicable hereto, the maximum principal amount payable at the Maturity Date in respect hereof would be an amount equal to twice the Face Amount and the minimum principal amount payable would be zero. Unless otherwise specified above, the term "Exchange Rate Day" shall mean any day which is a

Business Day in The City of New York and (i) if the Specified Currency or Indexed Currency is any currency or currency unit other than the U.S. Dollar or the ECU, a Business Day in the principal financial center of the country of such Specified Currency or Indexed Currency or (ii) in the case of the ECU, a day which is not a non-ECU clearing day as determined by the ECU Banking Association in Paris.

         Unless otherwise specified on the face hereof, on the basis of the aforesaid determination by the Determination Agent and the formulae and limitations set forth above, (i) if the Base Exchange Rate equals the Spot Rate, then the principal amount of this Note payable at the Maturity Date will be equal to the Face Amount; (ii) if the Spot Rate exceeds the Base Exchange Rate, then the principal amount so payable will be greater than the Face Amount hereof up to an amount equal to twice the Face Amount hereof; (iii) if the Spot Rate is less than the Base Exchange Rate but is greater than one-half of the Base Exchange Rate, then the principal amount so payable will be less than the Face Amount hereof; and (iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount in respect of this Note will be payable at the Maturity Date. In the event of any redemption or repayment, the term "Maturity Date" used above also refers to the redemption date or Repayment Date, if applicable.

         Unless a Base Interest Rate is specified on the face hereof, interest will be payable on the Face Amount at the Interest Rate. In the event that a Base Interest Rate is specified on the face hereof, interest shall be payable on each Interest Payment Date at a rate per annum equal to the Base Interest Rate multiplied by an Interest Index Factor. The "Interest Index Factor" shall be an amount determined by the Determination Agent by reference to the following formula:

                               Interest Spot Rate
                               ------------------
                               Base Exchange Rate

where "Interest Spot Rate" is (i) if at an Interest Payment Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency, as determined on the second Exchange Rate Day prior to such Interest Payment Date (the "Interest Determination Date") by the Determination Agent, on such Interest Determination Date, (ii) if at the Maturity Date, the Spot Rate. The amount of interest determined by the Determination Agent to be payable on any Interest Payment Date and at the Maturity Date in respect of the Securities will be payable to the holders thereof in the manner set forth herein. In the absence of manifest error, the determination by the Determination Agent of the Interest Index Factor, the Interest Spot Rate on each Interest Payment Date, the interest payments payable and the Spot Rate at the Maturity Date on the Securities shall be final and binding on the Issuer and the holders of such Securities.

         If "yes" is specified under "U.S. Dollar Payments Option" on the face hereof, the registered holder of this Note shall be entitled to receive payments in U.S. Dollars at the Exchange Rate determined as set forth in the Indenture by notifying the Trustee at the time and in the manner described therein. Costs, if any, associated with the conversion of the Specified Currency into U.S. Dollars shall be borne by such holder through deduction from payments required to be made to such holder of this Note.

         The Issuer will pay any administrative costs imposed by banks in connection with making payments on this Note by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holder hereof.

         The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the Issuer hereof.

         Undefined terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or the portion hereof specified below) pursuant to its terms at a price equal to 100% of the portion of the principal amount of the Note to be repaid together with interest accrued thereon to the Repayment Date, to the undersigned at
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid __________ ; and specify the denomination or denominations (which shall be authorized denominations) of the Notes to be issued to the holder for the portion of the within the Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
_________________________________________________________________

Date:___________________           ________________________________________
                                              (Signature)

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM --                 as tenants in common

         TEN ENT --                 as tenants by the entireties

         JT TEN --                  as joint tenants with right of survivorship
                                    and not as tenants in common

         UNIF GIFT MIN ACT --       ________________Custodian________________
                                         (Cust)                   (Minor)

                                    under Uniform Gifts to Minors Act________

    Additional abbreviations may also be used though not in the above list.
    _________________________________________________________________________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

_______________________________________________________________________________
the within Note of AIR PRODUCTS AND CHEMICALS, INC. and hereby does irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises.

Dated___________
                                                     __________________________
                                                     NOTICE: The signature to
                                                     this assignment must
                                                     correspond with the name
                                                     as written upon the face
                                                     of the certificate in
                                                     every particular, without
                                                     alteration or enlargement
                                                     or any change whatever.